EXHIBIT 99.1

FOR IMMEDIATE RELEASE                Contact: Antonio L. DeLise
---------------------
                                              President, Chief Executive Officer
                                              & Chief Financial Officer
                                              PubliCARD, Inc.
                                              (212) 651-3120


                    PubliCARD, INC. ANNOUNCES FOURTH QUARTER
                             AND FISCAL 2004 RESULTS

      NEW YORK - MARCH 30, 2005 - PubliCARD, Inc. (OTC BB: CARD.OB) reported its financial results for the three months and year ended December 31, 2004.

      Revenues for the fourth quarter of 2004 increased to $1,279,000, compared to $758,000 a year ago. Foreign currency changes had the effect of increasing revenues by 18%. Excluding the impact of foreign currency changes, revenues in 2004 increased by 50%. Revenues in 2004 benefited from an increase in direct sales to customers located in the United Kingdom and an improvement in shipments to distribution partners located in the United States. The Company reported a net loss for the quarter ended December 31, 2004 of $491,000, or $0.02 per share, compared with a net loss of $915,000, or $0.04 per share, a year ago. The 2003 results include a gain of $2,885,000 relating to an insurance settlement and a charge of $3,000,000 to write-down the investment in a minority-owned company. As of December 31, 2004, cash and short-term investments totaled $1,943,000.

      For the year ended December 31, 2004, revenues were $4,395,000 compared to $4,781,000 a year ago. Foreign currency changes had the effect of increasing revenues by 10%. Excluding the impact of foreign currency changes, revenues in 2004 decreased by 18% driven principally by a decline in shipments to distribution partners located in the United States and elsewhere outside of Europe. The Company reported a net loss of $4,859,000, or $0.20 per share, for the year ended December 31, 2004 compared with a net loss of $1,593,000, or $0.07 per share, in 2003. The 2004 results include a $2,739,000 non-cash loss on the termination of the Company's frozen defined benefit pension plan and a gain of $647,000 relating to the assignment to a third party of certain insurance claims against a group of historic insurers. The 2003 results include the $3,000,000 minority-owned investment charge and a total gain of $4,590,000 relating to three separate settlements with various historical insurers that resolve certain claims (including certain future claims) under policies of insurance issued to the Company by those insurers.

About PubliCARD, Inc.

      Headquartered in New York, NY, PubliCARD, through its Infineer Ltd. subsidiary, designs smart card solutions for educational and corporate sites. The Company's future plans revolve around a potential acquisition strategy that would focus on businesses in areas outside the high technology sector while continuing to support the expansion of the Infineer business. However, the Company will not be able to implement such plans unless it is successful in obtaining additional funding, as to which no assurance can be given. More information about PubliCARD can be found on its web site www.publicard.com.

      Special Note Regarding Forward-Looking Statements: Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such factors include general economic and business conditions, the ability to fund operations and need to raise capital, the ability to identify and consummate acquisitions and strategic alliances, business and product development, time to market, the loss of market share, ability to attract and retain employees, development of competitive products by others, ability to protect our intellectual property, impact of pending litigation, liquidity of our common shares, market makers choosing not to make a market for our common shares on the OTC Bulletin Board and other factors over which PubliCARD has no control. For more information on the potential factors which could affect financial results, refer to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

                                (table to follow)

                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003
                        (in thousands, except share data)


                                                          Three Months Ended              Twelve Months Ended
                                                              December 31,                    December 31,
                                                      ----------------------------    ----------------------------
                                                              (unaudited)

                                                          2004            2003            2004            2003
                                                      ------------    ------------    ------------    ------------
Net sales                                             $      1,279    $        758    $      4,395    $      4,781

Cost of sales                                                  594             440           2,010           2,316
                                                      ------------    ------------    ------------    ------------
      Gross margin                                             686             318           2,385           2,465
                                                      ------------    ------------    ------------    ------------

Operating expenses:
    General and administrative                                 490             641           2,330           2,708
    Sales and marketing                                        482             424           1,671           1,844
    Product development                                        194             170             716             584
    Amortization of goodwill and intangibles                    10              10              40              40
                                                      ------------    ------------    ------------    ------------
                                                             1,175           1,245           4,757           5,176
                                                      ------------    ------------    ------------    ------------
    Loss from operations                                      (490)           (927)         (2,372)         (2,711)
                                                      ------------    ------------    ------------    ------------

Other income (expenses):
    Interest income                                              9               5              27              15
    Interest expense                                            (6)             (4)            (22)            (12)
    Cost of pensions - nonoperating                             (9)           (206)           (405)           (903)
    Loss on pension settlement                                  --              --          (2,739)             --
    Write-down of minority investment                           --          (3,000)             --          (3,000)
    Gain on insurance recoveries                                --           2,885             647           4,590
    Other income                                                 5             332               5             428
                                                      ------------    ------------    ------------    ------------
                                                                (1)             12          (2,487)          1,118
                                                      ------------    ------------    ------------    ------------

Net loss                                              $       (491)   $       (915)   $     (4,859)   $     (1,593)
                                                      ============    ============    ============    ============

Basic and diluted earnings (loss) per common share    $       (.02)   $       (.04)   $       (.20)   $       (.07)
                                                      ============    ============    ============    ============

Weighted average common shares outstanding              24,690,902      24,597,152      24,690,902      24,469,748
                                                      ============    ============    ============    ============

  See Note 1 below.

                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                                                                              2004            2003
                                                                                          ------------    ------------
                                                                                       (in thousands, except share data)
                                          ASSETS

Current assets:
     Cash, including short-term investments of $1,837 and $3,501 in 2004 and
          2003, respectively                                                              $      1,943    $      3,580
     Trade receivables, less allowance for doubtful accounts of $48 and $115 in 2004
          and 2003, respectively                                                                   827           1,133
     Inventories                                                                                   558             635
     Prepaid insurance and other                                                                   440             440
                                                                                          ------------    ------------
          Total current assets                                                                   3,768           5,788

Equipment and leasehold improvements, net                                                          127             191
Goodwill and intangibles                                                                           782             822
Other assets                                                                                       396             598
                                                                                          ------------    ------------
                                                                                          $      5,073    $      7,399
                                                                                          ============    ============

                         LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current liabilities:
     Trade accounts payable and overdraft                                                 $      1,358    $      1,569
     Accrued liabilities                                                                         1,005           5,206
                                                                                          ------------    ------------
          Total current liabilities                                                              2,363           6,775

Note payable                                                                                     7,501              --
Other non-current liabilities                                                                      368           3,552
                                                                                          ------------    ------------

          Total liabilities                                                                     10,232          10,327
                                                                                          ------------    ------------

Commitments and contingencies

Shareholders' deficiency:
     Class A Preferred Stock, Second Series, no par value: 1,000 shares authorized; 565
          shares issued and outstanding as of December 31, 2004 and 2003, respectively           2,825           2,825
     Common shares, $0.10 par value: 40,000,000 shares authorized; 24,690,902
          shares issued and outstanding as of December 31, 2004 and 2003, respectively           2,469           2,469
     Additional paid-in capital                                                                108,119         108,119
     Accumulated deficit                                                                      (118,476)       (113,617)
     Other comprehensive loss                                                                      (96)         (2,724)
                                                                                          ------------    ------------
          Total shareholders' deficiency                                                        (5,159)         (2,928)
                                                                                          ------------    ------------
                                                                                          $      5,073    $      7,399
                                                                                          ============    ============

See Note 1 below.

Note 1--Liquidity and Going Concern Considerations

      The consolidated statements of operations and balance sheets presented above contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses, a substantial decline in working capital and negative cash flow from operations for a number of years. The Company has also experienced a substantial reduction in its cash and short term investments, which declined from $17.0 million at December 31, 2000 to $1.9 million at December 31, 2004. The Company also had a shareholders' deficiency of $5.2 million December 31, 2004.

      The Company sponsored a defined benefit pension plan (the "Plan") that was frozen in 1993. In January 2003, the Company filed a notice with the Pension Benefit Guaranty Corporation (the "PBGC") seeking a "distress termination" of the Plan. In September 2004, the PBGC proceeded to terminate the Plan and was appointed as the Plan's trustee. As a result of the Plan termination, the Company's 2003 and 2004 funding requirements due to the Plan amounting to $3.4 million through September 15, 2004 were eliminated. As such, management believes that existing cash and short term investments may be sufficient to meet the Company's operating and capital requirements at the currently anticipated levels through December 31, 2005. However, additional capital will be necessary in order to operate beyond December 31, 2005 and to fund the current business plan and other obligations. While the Company is considering various funding alternatives, the Company has not secured or entered into any arrangements to obtain additional funds. There can be no assurance that the Company will be able to obtain additional funding on acceptable terms or at all. If the Company cannot raise additional capital to continue its present level of operations it is not likely to be able to meet its obligations, take advantage of future acquisition opportunities or further develop or enhance its product offering, any of which would have a material adverse effect on its business and results of operations and is likely to lead the Company to seek bankruptcy protection. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The independent auditors' reports on the Company's Consolidated Financial Statements for the years ended December 31, 2004, 2003 and 2002 contained emphasis paragraphs concerning substantial doubt about the Company's ability to continue as a going concern.